                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                        MILLENNIUM PHARMACEUTICALS, INC.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                                                      Millennium
                                                      Pharmaceuticals, Inc.
                                                      75 Sidney Street
                                                      Cambridge, MA 02139
                                                      Tel 617 679 7000
                                                      www.millennium.com

                                                 [MILLENNIUM LOGO]

March 26, 2001

To our stockholders:

I invite you to the 2001 annual meeting of Millennium stockholders. The meeting this year is on Thursday, May 10, 2001 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts. The annual meeting is a terrific opportunity to learn more about Millennium's business and operations, and I hope you will be able to join us.

On the pages following this letter you will find the notice of 2001 Annual Meeting of Stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. We have also enclosed your proxy card and our 2000 Annual Report.

Your vote is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. If you are a stockholder of record, you may vote over the Internet, by telephone, or by mailing the enclosed proxy card in the envelope provided. You will find voting instructions in the proxy statement and on the enclosed proxy card. If your shares are held in "street name" (that is, held for your account by a broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.

Thank you for your ongoing support and continued interest in Millennium.

Sincerely,

MARK J. LEVIN
Chairman and Chief Executive Officer

                        MILLENNIUM PHARMACEUTICALS, INC.
                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

     The 2001 Annual Meeting of Stockholders of Millennium Pharmaceuticals, Inc. will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Thursday, May 10, 2001 at 10:00 a.m., local time. At the meeting, stockholders will act on the following matters:

     1.  Election of three Class II directors, each for a term of three years;
         and

     2. Any other business as may properly come before the meeting or any postponement or adjournment of the meeting.

     Stockholders of record at the close of business on March 13, 2001 are entitled to vote.

                                  By Order of the Board of Directors,

                                  JOHN B. DOUGLAS III
                                  Secretary

March 26, 2001

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                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

PROXY STATEMENT.............................................    1

VOTING PROCEDURES...........................................    1

PROPOSAL 1 -- ELECTION OF DIRECTORS.........................    4

OWNERSHIP OF MILLENNIUM'S COMMON STOCK......................    6

CORPORATE GOVERNANCE........................................    8

DIRECTOR COMPENSATION.......................................   10

COMPENSATION OF EXECUTIVE OFFICERS..........................   12

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   14

STOCK PERFORMANCE GRAPH.....................................   16

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....   17

AUDIT COMMITTEE REPORT......................................   21

INDEPENDENT AUDITORS........................................   23

ADDITIONAL INFORMATION......................................   23

APPENDIX A -- AUDIT COMMITTEE CHARTER.......................   25

                        MILLENNIUM PHARMACEUTICALS, INC.
                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
--------------------------------------------------------------------------------

             PROXY STATEMENT -- 2001 ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

     This proxy statement contains information about the 2001 Annual Meeting of Stockholders of Millennium Pharmaceuticals, Inc., including any postponements or adjournments of the meeting. The meeting will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Thursday, May 10, 2001 at 10:00 a.m., local time.

     In this proxy statement, we refer to Millennium Pharmaceuticals, Inc. as "Millennium," the "Company," "we" or "us."

     We are sending you this proxy statement in connection with the solicitation of proxies by Millennium's Board of Directors.

     Our Annual Report for 2000 was first mailed to stockholders, along with these proxy materials, on or about March 26, 2001.

     YOU MAY REQUEST A COPY OF MILLENNIUM'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, WHICH WE WILL PROVIDE TO YOU WITHOUT CHARGE, BY WRITING TO INVESTOR RELATIONS, MILLENNIUM PHARMACEUTICALS, INC., 75 SIDNEY STREET, CAMBRIDGE, MASSACHUSETTS 02139, OR BY E-MAILING INVESTOR RELATIONS AT "info@mlnm.com." YOU CAN ALSO FIND A COPY ON THE INTERNET THROUGH THE SEC'S ELECTRONIC DATA SYSTEM CALLED EDGAR AT www.sec.gov OR THROUGH MILLENNIUM'S WEBSITE AT www.millennium.com.

     On February 28, 2000 and September 7, 2000, our Board of Directors declared two-for-one stock splits of our common stock. These stock splits were effected in the form of 100% stock dividends paid on April 18, 2000 and October 4, 2000, respectively, to stockholders of record as of March 28, 2000 and September 27, 2000, respectively. All references in this proxy statement to per share amounts reflect these stock splits.

--------------------------------------------------------------------------------

                               VOTING PROCEDURES
--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT Whether or not you plan to attend the meeting, please take the time to vote as soon as possible (1) over the Internet, (2) by telephone or (3) by completing and mailing the enclosed proxy card in the enclosed envelope.

--------------------------------------------------------------------------------
      --------------------------------------------------------------------------

WHO CAN VOTE?

     Each share of Millennium's common stock you own as of the close of business on March 13, 2001, the record date, entitles you to one vote on each matter to be voted upon at the meeting.

     As of the record date, there were 215,679,197 shares of Millennium common stock issued, outstanding and entitled to vote.

HOW DO I VOTE?

     IF YOUR SHARES ARE REGISTERED DIRECTLY IN YOUR NAME, YOU MAY VOTE:

     - BY INTERNET. Access the website of our tabulator, EquiServe, at www.eproxyvote.com/mlnm, using the voter control number that we have printed on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message.

     - BY TELEPHONE. Call 1-877 PRX-VOTE (1-877-779-8683) toll-free from the U.S. and Canada and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

     - BY MAIL. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope to EquiServe. Your proxy will be voted in accordance with your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

     - IN PERSON AT THE MEETING. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

     IF YOUR SHARES ARE HELD IN "STREET NAME" (HELD FOR YOUR ACCOUNT BY A BROKER OR OTHER NOMINEE):

     - BY INTERNET OR BY TELEPHONE. You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.

     - BY MAIL. You will receive instructions from your broker or other nominee explaining how to vote your shares.

     - IN PERSON AT THE MEETING. Contact the broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the meeting.

HOW CAN I CHANGE MY VOTE?

     You may revoke your proxy and change your vote at any time before the meeting. You may do this by:

     - signing a new proxy card and submitting it as instructed above;

     - voting by Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted; or

     - attending the meeting in person and voting in person. Attending the meeting in person will not revoke your proxy unless you specifically request it.

WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY?

     If your shares are held in your own name, they will not be voted if you do not return your proxy or vote in one of the manners described in the previous question.

     If your shares are held in "street name," your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority under Nasdaq rules to vote customers' unvoted shares on some routine matters. The election of directors at this meeting is considered a routine matter.

     If you do not give a proxy to vote your shares, your brokerage firm may either:

     - vote your shares on routine matters, or

     - leave your shares unvoted.

     We encourage you to provide voting instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

     A majority of Millennium's outstanding shares as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the stockholder is present in person at the meeting or is present by submitting a proxy (including voting by telephone or over the Internet). Shares that abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum.

     If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.

WHAT VOTE IS REQUIRED TO APPROVE THE ELECTION OF DIRECTORS AND HOW ARE VOTES COUNTED?

     The three nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. Brokerage firms have authority under Nasdaq rules to vote customers' unvoted shares held by the firms in street name on the election of directors.

     You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

ARE THERE OTHER MATTERS TO BE VOTED ON AT THE MEETING?

     We do not know of any other matters that may come before the meeting other than the election of directors. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

     We will announce preliminary voting results at the meeting. We will publish final results in our quarterly report on Form 10-Q for the second quarter of 2001, which we will file with the Securities and Exchange Commission by August 14, 2001. You may request a copy of the Form 10-Q by writing to Investor Relations, Millennium Pharmaceuticals, Inc., 75 Sidney Street, Cambridge, Massachusetts 02139, or by e-mailing Investor Relations at info@mlnm.com. You will also be able to find a copy on the Internet through the SEC's electronic data system called EDGAR at www.sec.gov or through Millennium's website at www.millennium.com.

HOW CAN I RECEIVE FUTURE PROXY STATEMENTS AND ANNUAL REPORTS OVER THE INTERNET INSTEAD OF RECEIVING PAPER COPIES IN THE MAIL?

     This proxy statement and our 2000 Annual Report are available on our Internet site at www.millennium.com. Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a shareholder of record, you can choose this option and save us the cost of producing and mailing these documents by checking the appropriate box on your proxy card. If you are a shareholder of record and choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address to access those documents. If your shares are held through a broker or other holder of record, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet.

--------------------------------------------------------------------------------

                     PROPOSAL ONE -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

THE BOARD HAS NOMINATED THREE PEOPLE FOR ELECTION AS CLASS II DIRECTORS. EACH NOMINEE IS CURRENTLY SERVING AS A CLASS II DIRECTOR. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED BELOW.

--------------------------------------------------------------------------------
      --------------------------------------------------------------------------

     Our Board of Directors is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The Board of Directors currently consists of eight directors. Two are Class I Directors (with terms expiring at the 2003 Annual Meeting), three are Class II Directors (with terms expiring at the 2001 Annual Meeting) and three are Class III Directors (with terms expiring at the 2002 Annual Meeting).

     The persons named in the enclosed proxy will vote to elect as Class II directors Eugene Cordes, Raju Kucherlapati and Eric S. Lander, the three nominees listed below, unless you indicate on the proxy that your vote should be withheld from any or all of these nominees. If they are elected, Dr. Cordes, Dr. Kucherlapati and Dr. Lander will hold office until the 2004 Annual Meeting of Stockholders and until their successors are duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors, unless the Board chooses to reduce the number of directors serving on the Board.

     There are no family relationships between or among any of our officers or directors.

     Below are the names and certain information about each member of the Board of Directors, including the nominees for election as Class II directors.

--------------------------------------------------------------------------------

NOMINEES FOR CLASS II DIRECTORS -- TERMS TO EXPIRE IN 2004
--------------------------------------------------------------------------------

EUGENE CORDES, PH.D.                                         DIRECTOR SINCE 1995

     Dr. Cordes, age 64, has been a Professor of Pharmacy and Adjunct Professor of Chemistry, University of Michigan in Ann Arbor since September 1995. From 1988 to October 1994, Dr. Cordes served as a Vice President of Sterling Winthrop, Inc., a pharmaceutical company, and as President of that company's Pharmaceuticals Research Division.

RAJU S. KUCHERLAPATI, PH.D.                                  DIRECTOR SINCE 1993

     Dr. Kucherlapati, age 58, is a founder of Millennium. Since 1989, Dr. Kucherlapati has served as the Lola and Saul Kramer Professor and Chairman of the Department of Molecular Genetics at the Albert Einstein College of Medicine. He received his M.S. in Biology from Andhra University (India) and his Ph.D. in Genetics from the University of Illinois, Urbana. Dr. Kucherlapati also serves on the Board of Directors of Abgenix, Inc. and Valentis, Inc., both of which are biotechnology companies.

ERIC S. LANDER, PH.D.                                        DIRECTOR SINCE 1993

     Dr. Lander, age 44, is a founder of Millennium. From 1993 to the present, Dr. Lander has served as Director of the Whitehead/MIT Center for Genome Research and as a member of the Whitehead Institute for Biomedical Research. From 1989 to the present, Dr. Lander has also held the positions of Associate Professor and Professor in the Department of Biology at the Massachusetts Institute of Technology. Dr. Lander received his Ph.D. in Mathematics from Oxford University, which he attended as a Rhodes Scholar.

--------------------------------------------------------------------------------

CLASS I DIRECTORS -- TERMS TO EXPIRE IN 2003
--------------------------------------------------------------------------------

NORMAN C. SELBY                                              DIRECTOR SINCE 2000

     Mr. Selby, age 48, is a private investor. He served as head of the Consumer Internet Business at Citigroup, a financial services company, from June 1999 to July 2000. He also served as Executive Vice President at Citicorp from September 1997 to July 2000. Prior to joining Citicorp, he was a director and senior partner at McKinsey & Company, an international management consulting firm, and head of the firm's global pharmaceutical practice. Mr. Selby also serves on the Board of Directors of The Central Park Conservancy, The New York Blood Center and Memorial Sloan-Kettering Cancer Center.

EDWARD D. MILLER, JR.                                        DIRECTOR SINCE 2000

     Dr. Miller, age 58, has served as Chief Executive Officer of Johns Hopkins Medicine, Dean of The Johns Hopkins University School of Medicine and Vice President for Medicine of The Johns Hopkins University since 1997. He was Professor and Chairman of the Department of Anesthesiology and Critical Care at The Johns Hopkins University from 1994 to 1999. Dr. Miller also serves on the Board of Directors of Mercantile Bank & Trust Company.

--------------------------------------------------------------------------------

CLASS III DIRECTORS -- TERMS TO EXPIRE IN 2002
--------------------------------------------------------------------------------

MARK J. LEVIN                                                DIRECTOR SINCE 1993

     Mr. Levin, age 50, has served as Chairman of the Board of Directors since March 1996 and President and Chief Executive Officer of Millennium since November 1994. From 1987 to 1994, Mr. Levin was a partner at Mayfield, a venture capital firm, and co-director of its Life Science Group. While employed with Mayfield, Mr. Levin was the founding Chief Executive Officer of several biotechnology and biomedical companies, including Cell Genesys Inc., StemCells, Inc. (formerly CytoTherapeutics Inc.), Tularik Inc. and Focal, Inc. Mr. Levin holds an M.S. in

Chemical and Biomedical Engineering from Washington University. Mr. Levin also serves on the Board of Directors of StemCells, Inc. and Tularik, Inc.

A. GRANT HEIDRICH, III                                       DIRECTOR SINCE 1993

     Mr. Heidrich, age 48, has served as a general partner of Mayfield, a venture capital firm, since 1983. Mr. Heidrich received his M.B.A. from Columbia University Graduate School of Business. Mr. Heidrich also serves on the Board of Directors of Tularik, Inc. (as Chairman of the Board), a biotechnology company, Discovery Partners International, Inc., a provider of new discovery technologies and discovery services to the pharmaceutical industry, and several private companies.

KENNETH E. WEG                                               DIRECTOR SINCE 2001

     Mr. Weg, age 62, has served as founder and Chairman of Clearview Projects Inc., a company engaged in partnering and deal transaction services to biopharmaceutical companies and academic institutions, since February 2001. Prior to his retirement in February 2001 from Bristol-Myers Squibb Company, a pharmaceutical company, he served as Vice Chairman since 1999 and a member of the Office of Chairman since 1998, having been elected to the Board in 1995. Mr. Weg was elected Executive Vice President of Bristol-Myers in 1995 and was President of the Worldwide Medicines Group from 1997 to 1998, President of the Pharmaceutical Group from 1993 to 1996 and President of Pharmaceutical Operations from 1991 to 1993. Mr. Weg serves on the Board of Directors of Fox Chase Cancer Center.

--------------------------------------------------------------------------------

OWNERSHIP OF MILLENNIUM'S COMMON STOCK
--------------------------------------------------------------------------------

OWNERSHIP BY MANAGEMENT

     On February 28, 2001 Millennium had 215,652,754 shares of common stock issued and outstanding. This table shows certain information about the beneficial ownership of Millennium common stock, as of that date, by:

     - each of our current directors,

     - each nominee for director,

     - our Chief Executive Officer,

     - each of our four other most highly compensated executive officers, and

     - all of our directors and executive officers as a group.

     According to SEC rules, we have included in the "number of issued shares" all shares over which the person has sole or shared voting or investment power, and we have included in the "number of shares issuable" all shares that the person has the right to acquire within 60 days after February 28, 2001 through the exercise of any stock option or other right.

     Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his spouse) for the shares listed opposite his name. Where applicable, ownership is subject to community property laws. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                       NUMBER      NUMBER
                                                      OF ISSUED   OF SHARES
                      NAME(1)                         SHARES(2)   ISSUABLE      TOTAL     PERCENT
                      -------                         ---------   ---------   ---------   -------
Mark J. Levin.......................................  3,491,402    947,658    4,439,060     2.0
Eugene Cordes, Ph.D.................................    57,580      35,052       92,632       *
A. Grant Heidrich, III..............................   224,564      95,183      319,747       *
Raju S. Kucherlapati, Ph.D..........................   687,858     420,418    1,108,276       *
Eric S. Lander, Ph.D.(3)............................    10,000     110,496      120,496       *
Edward D. Miller, Jr., M.D..........................         0       3,750        3,750       *
Norman C. Selby.....................................     1,800      13,750       15,550       *
John B. Douglas III(4)..............................    14,326      70,356       84,682       *
Steven H. Holtzman..................................   154,259     530,624      684,883       *
Kevin P. Starr......................................    27,775     100,795      128,570       *
Robert Tepper(5)....................................    46,836     347,857      394,693       *
All directors and executive officers as a group (16
  persons)..........................................  5,230,406   2,958,957   8,189,363     3.7

---------------
 *  Less than one percent.

(1) Kenneth E. Weg was elected as a member of the Board of Directors on March 12, 2001 and therefore is not included in this table.

(2) Includes shares contributed by Millennium to the 401(k) plan for the benefit of the named executive officer as of December 31, 2000 as follows: Mr. Levin, 2,178 shares; Mr. Douglas, 103 shares; Mr. Holtzman, 2,137 shares; Mr. Starr, 587 shares; Mr. Tepper, 1,790 shares and all executive officers as a group, 10,602 shares.

(3) Shares of Millennium common stock beneficially owned include 10,000 shares beneficially owned by the Lander Family Charitable Trust for which Dr. Lander disclaims beneficial ownership.

(4) Includes 800 shares held by a custodian under the Uniform Transfer to Minors Act for each of Mr. Douglas' three children. Mr. Douglas disclaims beneficial ownership of these shares.

(5) Includes 1,113 shares held by a custodian under the Uniform Gifts to Minors Act for each of Dr. Tepper's two sons. Dr. Tepper disclaims beneficial ownership of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of our records, we believe that in 2000 our directors and executive officers filed on a timely basis all reports of holdings and transactions in Millennium common stock required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, except that Mr. Starr inadvertently failed to report the sale of 66,156 shares on his Form 4 for the month of February 2000, which has now been amended to correct that omission, Mr. Douglas filed a late Form 4 reporting the exercise of an option for 3,477 shares in December 2000 and did not include a gift of 600 shares on his Form 5, which has now been amended to correct the omission, and Mr. Heidrich did not report on his Form 5 an acquisition of a stock option for 1,600 shares acquired upon conversion of his Millennium Predictive Medicine option when this subsidiary was merged into the Company, which has now been amended to correct the omission.

OWNERSHIP BY PRINCIPAL STOCKHOLDERS

     This table shows certain information, to the best of our knowledge, about the beneficial ownership of Millennium common stock as of the dates indicated below by each person owning beneficially more than 5% of Millennium common stock.

                                                              NUMBER OF
                      NAME AND ADDRESS                          SHARES      PERCENT
                      ----------------                        ----------    -------
Bayer AG and Agfa Holding GmbH(1)...........................  19,830,640      9.2
  D51368 Leverkusen
  Federal Republic of Germany

FMR Corp.(2)................................................  18,812,385      8.7
  82 Devonshire Street
  Boston, Massachusetts 02109

Janus Capital Corporation and Thomas H. Bailey(3)...........  17,760,850      8.2
  100 Fillmore Street
  Denver, Colorado 80206-4923

------------------------

(1) Shares held by Bayer AG and Afga Holding GmbH, a wholly owned subsidiary of Bayer AG, as reported in an amendment to Schedule 13D filed with the Securities and Exchange Commission on July 6, 2000. Bayer reported having sole voting power and sole dispositive power for 1,038,960 shares and shared voting power and shared dispositive power for 18,791,680 shares. Afga Holding reported having shared voting power and shared dispositive power for 18,791,680 shares.

(2) Shares held by FMR Corp. as reported in an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001. FMR reported having sole voting power for 750,959 shares and sole dispositive power for all 18,812,385 shares.

(3) Shares held by Janus Capital Corporation and Thomas H. Bailey as reported in a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2001. Janus Capital Corporation and Thomas H. Bailey reported having sole voting power and sole dispositive power for all 17,760,850 shares.
--------------------------------------------------------------------------------

CORPORATE GOVERNANCE
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS

     Millennium is governed by a Board of Directors that currently consists of eight members. In 2000, the Board of Directors met nine times. During 2000, each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which he served. Members of the Board are kept informed of Millennium's business through discussions with the Chairman and officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

     The Board has designated a Lead Outside Director who oversees an annual process of Board and director evaluation, including providing appropriate feedback to the Board. He provides assistance to the Chairman and Corporate Secretary in planning Board agendas, acts as the leader of the outside directors on appropriate matters, acts as Chairman of the outside directors in meetings of the outside directors, and acts as Chairman of the Board in the absence of the Chairman or a vacancy in the position of Chairman. Mr. Heidrich is currently serving as our Lead Outside Director.

     The Board has four ongoing committees: an Audit Committee, a Compensation Committee, a Nominating and Board Governance Committee and an Executive Committee. The Board also appoints from time to time ad hoc committees to address specific matters.

     AUDIT COMMITTEE. The Audit Committee has responsibility for recommending the appointment of independent auditors, reviewing the scope and results of audits and reviewing Millennium's internal accounting control policies and procedures. In 2000, the Audit Committee met two times. The current members of the Audit Committee are Mr. Selby (Chairman), Dr. Cordes and Dr. Miller. A more detailed description of the functions of the Audit Committee can be found in the Audit Committee Charter, included as Appendix A to this proxy statement. Please see also the Audit Committee Report at page 21 below.

     COMPENSATION COMMITTEE. The Compensation Committee's primary responsibility is to oversee compensation and benefit matters. In 2000, the Compensation Committee met four times. The current members of the Compensation Committee are Mr. Heidrich (Chairman), Mr. Selby and Dr. Cordes. Please see also the Compensation Committee Report on Executive Compensation at page 17 below.

     NOMINATING AND BOARD GOVERNANCE COMMITTEE. The Nominating and Board Governance Committee is responsible for considering Board governance issues. The Committee also recommends individuals to serve as directors and will consider nominees recommended by security holders. Recommendations by stockholders should be submitted in writing to the Nominating and Board Governance Committee, in care of the Secretary of Millennium. In 2000, the Committee met three times. The current members of the Nominating and Board Governance Committee are Dr. Kucherlapati (Chairman), Dr. Lander and Mr. Heidrich.

     EXECUTIVE COMMITTEE. The Executive Committee may exercise, when the Board of Directors is not in session, all powers of the Board of Directors in the management of the business and affairs of Millennium to the extent permitted by law, our By-laws and as specifically granted by the Board of Directors. The Executive Committee did not meet in 2000. The current members of the Executive Committee are Mr. Levin (Chairman) and Mr. Heidrich.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     No member of the Compensation Committee was at any time during 2000, or formerly, an officer or employee of Millennium or any subsidiary of Millennium. No executive officer of Millennium has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, while an executive officer of that other entity served as a director of or member of the Compensation Committee of Millennium.

     For a description of consulting agreements between Millennium and each of Dr. Kucherlapati and Dr. Lander, see Certain Relationships and Related Transactions at page 14 below.

INDEMNIFICATION

     We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of Millennium, so that they will serve free from undue concerns for liability for actions taken on behalf of Millennium. This indemnification is required under our charter.
--------------------------------------------------------------------------------

DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

CASH COMPENSATION

     Each director who is not an employee of Millennium receives:

    ANNUAL RETAINER:  $15,000
    ATTENDANCE FEES:  $1,500 for each Board meeting
                      $750 for each conference telephone Board meeting
                      $750 for each Board committee meeting attended in person and not held in conjunction with a Board meeting

     Millennium also reimburses non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors.

     Prior to May 1, 2000, non-employee directors received an annual retainer of $10,000 and $1,500 for attendance at each Board meeting.

STOCK COMPENSATION

     Directors also participate in Millennium's 2000 Stock Incentive Plan. Under the option program for directors adopted by the Board, our non-employee directors receive:

    INITIAL GRANT:          30,000 shares, granted in thirds on the date the director
                            is first elected, one month and two months later. Prior to
                            October 2000, the entire initial grant was made on the date of election.
    ANNUAL GRANT:           7,500 shares granted in thirds on May 1st, June 1st and
                            July 1st of each year. Prior to 2001, the entire annual
                            grant was made on May 1st.
    COMMITTEE CHAIR:        500 shares added to Annual Grant beginning in 2001.
    LEAD OUTSIDE DIRECTOR:  1,500 shares added to Annual Grant beginning in 2001.

     The initial option grants vest on a monthly basis beginning one month from the date of election and become fully vested on the fourth anniversary of the date of election. The annual grants vest monthly beginning as of June 1st in the year granted and become fully vested on May 1st of the fourth year after the grant date. Each option terminates on the earlier of (i) ten years after the date of grant or (ii) the date 90 days after the optionee ceases to serve as a director (or one year in the case of disability and three years in the event of death). Under the 2000 Plan, an option becomes fully vested upon the death of the director. The exercise price of options granted under the 2000 Plan is equal to the closing price of Millennium common stock on the Nasdaq National Market on the date of grant.

     Before May 1, 2000, non-employee directors were eligible to participate in Millennium's 1996 Director Option Plan. No options were granted to any current non-employee directors under the 1996 Plan in 2000. On May 1, 2000, under the 2000 Stock Incentive Plan, Dr. Cordes was granted an option to purchase 7,500 shares, and Mr. Heidrich, Dr. Kucherlapati and Dr. Lander were each granted an option to purchase 60,000 shares. The exercise price for all of these options is $46.25 per share, the fair market value on the date of grant. Some of these numbers of shares granted may seem large in comparison to the stock compensation program described above because we had a two-for-one stock split after the grant date.

     Under the 2000 Plan and according to the director stock option program in effect at the time, on May 16, 2000, Mr. Selby, upon his election to the Board of Directors, was granted an option for 60,000 shares at an option exercise price of $45.00 per share. Dr. Miller, upon his election to the Board, was granted an option for 10,000 shares on October 26, 2000 at an option exercise price of $72.50 per share, an option for 10,000 shares on November 24, 2000 at an option exercise price of $54.06 per share and an option for 10,000 shares on December 26, 2000 at an option exercise price of $59.94 per share. Mr. Weg, upon his election to the Board on March 12, 2001, was granted an option for 10,000 shares on that date at an option exercise price of $25.19 per share, representing the first one-third of his initial grant. Mr. Weg will receive an option for 10,000 shares on each of April 12, 2001, and May 11, 2001, at option exercise prices equal to the closing price of Millennium common stock on the Nasdaq National Market on those dates, representing the remaining two-thirds of his initial grant.

--------------------------------------------------------------------------------

COMPENSATION OF EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

SUMMARY COMPENSATION

     This table shows certain information about the compensation paid to our Company's Chief Executive Officer and each of our four other most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                             ANNUAL COMPENSATION                AWARDS
                                    --------------------------------------   ------------
                                                                                SHARES
                                                                              UNDERLYING
                                                            OTHER ANNUAL       OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)   COMPENSATION($)    GRANTED(#)    COMPENSATION($)
---------------------------  ----   ---------   --------   ---------------   ------------   ---------------
Mark J. Levin..............  2000    400,575          0             0          400,000           7,281(5)
  Chairman, Chief Executive  1999    400,400     32,032(1)     76,632(4)       336,000           6,985(5)
  Officer and President      1998    400,265          0        83,018(4)       400,000           5,943(5)

Steven H. Holtzman.........  2000    302,957          0            --          124,800           6,100(6)
  Chief Business Officer     1999    316,656     21,964(1)         --          134,492           6,468(6)
                             1998    312,965          0            --          131,920           4,476(6)

Robert Tepper..............  2000    300,490          0            --           96,000           4,161(7)
  Senior Vice President and  1999    298,105     16,456(1)         --          158,892           3,923(7)
  Chief Scientific Officer   1998    287,926          0            --           75,520           3,102(7)

John B. Douglas III(9).....  2000    300,000     25,000(2)         --           81,000           6,090(8)
  Senior Vice President,     1999    193,269          0            --          502,740           1,452(8)
  General Counsel and        1998         --         --            --               --              --
  Secretary

Kevin P. Starr.............  2000    285,577          0            --          228,000           5,021(10)
  Senior Vice President and  1999    224,154     26,828(3)         --          117,176           4,095(10)
  Chief Financial Officer    1998    154,038          0            --          310,628           1,168(10)

---------------

 (1) In 1999, a bonus was paid to the executive officer in lieu of an increase in base salary.

 (2) Mr. Douglas was paid a bonus of $25,000 on the one year anniversary of his employment date under the terms of his employment agreement.

 (3) In 1999, a bonus of $16,828 was paid to Mr. Starr in lieu of an increase in base salary and in March 2000, Mr. Starr was paid a bonus of $10,000 for his performance in 1999.

 (4) Represents amounts attributable to the forgiveness of a loan.

 (5) Includes for 2000, $1,656; 1999, $1,982; and 1998, $2,613 representing term life insurance premiums paid by the Company on Mr. Levin's behalf. Includes for 2000, $5,100; 1999, $5,003; and 1998, $3,330 representing the dollar value of shares of the Company's common stock contributed by the Company on behalf of Mr. Levin pursuant to the Company's 401(k) Plan. Includes for 2000, $525 paid to Mr. Levin for choosing no benefit under the Company's transportation policy.

 (6) Includes for 2000, $1,000; 1999, $1,468; and 1998, $1,134 representing term life insurance premiums paid by the Company on Mr. Holtzman's behalf. Includes for 2000, $5,100; 1999, $5,000; and 1998, $3,342 representing the dollar value of shares of the Company's common stock contributed by the Company on behalf of Mr. Holtzman pursuant to the Company's 401(k) Plan.

 (7) Includes for 2000, $991; 1999, $893; and 1998, $1,066 representing term life insurance premiums paid by the Company on Dr. Tepper's behalf. Includes for 2000, $3,170; 1999, $3,030; and 1998, $2,036 representing the dollar value of shares of the Company's common stock contributed by the Company on behalf of Dr. Tepper pursuant to the Company's 401(k) Plan.

 (8) Includes for 2000, $990; and 1999, $1,452 representing term life insurance premiums paid by the Company on Mr. Douglas' behalf. Includes for 2000, $5,100 representing the dollar value of shares of the Company's common stock contributed by the Company on behalf of Mr. Douglas pursuant to the Company's 401(k) Plan.

 (9) Mr. Douglas joined the Company in April 1999.

(10) Includes for 2000, $574; 1999, $480; and 1998, $319 representing term life insurance premiums paid by the Company on Mr. Starr's behalf. Includes for 2000, $4,447; 1999, $3,615; and 1998, $849 representing the dollar value of shares of the Company's common stock contributed by the Company on behalf of Mr. Starr pursuant to the Company's 401(k) Plan.

OPTION GRANTS, EXERCISES AND YEAR-END VALUES

     This table shows all options to purchase our common stock granted in 2000 by the Company to our Chief Executive Officer and each of our four other most highly compensated executive officers.

OPTION GRANTS IN 2000

                                     PERCENT OF                            POTENTIAL REALIZABLE VALUE
                        NUMBER OF      TOTAL                                AT ASSUMED ANNUAL RATES
                          SHARES      OPTIONS     EXERCISE                OF STOCK PRICE APPRECIATION
                        UNDERLYING   GRANTED TO   OR BASE                      FOR OPTION TERM(1)
                         OPTIONS     EMPLOYEES     PRICE     EXPIRATION   ----------------------------
NAME                    GRANTED(#)    IN 2000      ($/SH)       DATE         5%($)           10%($)
----                    ----------   ----------   --------   ----------   ------------    ------------
Mark J. Levin.........   400,000(2)     2.9         44.00     3/14/10      11,068,545      28,049,868
Steven H. Holtzman....   124,800(2)       *         44.00     3/14/10       3,453,386       8,751,558
Robert Tepper.........    96,000(2)       *         44.00     3/14/10       2,656,451       6,731,968
John B. Douglas III...    81,000(2)       *         44.00     3/14/10       2,241,380       5,680,098
Kevin P. Starr........   228,000(2)     1.7         44.00     3/14/10       6,309,071      15,988,425

---------------
 * Represents less than one percent of total options granted to employees in 2000.

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date, net of the applicable option exercise price. This table does not take into account any appreciation in the price of the common stock to date. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock and the date on which the options are exercised.

(2) One forty-eighth of the total number of shares subject to each option are exercisable at the end of the first month after the date of grant and an additional one forty-eighth of the total number of shares subject to each option will be exercisable at the end of each month thereafter until all of such shares are exercisable.

OPTION EXERCISES AND YEAR-END VALUES

     This table shows information about stock options exercised in 2000 and stock options held as of December 31, 2000 by our Chief Executive Officer and each of our four other most highly compensated executive officers.

AGGREGATED OPTION EXERCISES IN 2000, AND 2000 YEAR-END OPTION VALUES

                                                     NUMBER OF SHARES
                                                        UNDERLYING        VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                          SHARES                     HELD AT 12/31/00        AT 12/31/00 ($)
                        ACQUIRED ON      VALUE        (#)EXERCISABLE/         EXERCISABLE/
NAME                    EXERCISE(#)   REALIZED($)      UNEXERCISABLE        UNEXERCISABLE(1)
----                    -----------   -----------   -------------------   ---------------------
Mark J. Levin.........          0             --      859,220/676,780     45,903,783/25,303,590
Steven H. Holtzman....     24,000      1,506,000      486,096/227,780      27,220,112/8,807,653
Robert Tepper.........          0             --      310,869/211,543      16,963,945/8,751,099
John B. Douglas III...    201,918      8,062,803       21,941/357,481      1,108,681/16,707,622
Kevin P. Starr........    154,156      8,692,530       52,271/376,349      1,544,274/13,786,268

---------------
(1) Value of unexercised in-the-money options to purchase shares of MPI common stock is based on the closing sales price of the Company's common stock on December 29, 2000 ($61.875), the last trading day of the Company's 2000 fiscal year, less the applicable option exercise price.

EMPLOYMENT AGREEMENTS

     Millennium has employment agreements with Mr. Holtzman, Dr. Tepper, Mr. Douglas and Mr. Starr. Each executive's employment with Millennium is at-will and may be terminated by Millennium at any time with or without cause. If the executive's employment is terminated without Justifiable Cause, as that term is defined in the agreement, then, subject to certain conditions, Millennium is obligated to pay him severance payments equal to twelve months' salary.

--------------------------------------------------------------------------------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

     During 2000, Millennium and its subsidiaries were a party to certain transactions in which our 5% shareholders, directors and executive officers had an interest.

     Dr. Kucherlapati, a director of Millennium, serves as a consultant to Millennium and is compensated for his consulting services at the rate of $23,750 per quarter, based upon two days per month of service. Millennium paid Dr. Kucherlapati $95,000 in 2000.

     Dr. Lander, a director of Millennium, serves as a consultant to Millennium and is compensated for his consulting services at the rate of $2,375 (plus travel and other appropriate expenses) per day. Millennium paid Dr. Lander $95,000 in 2000.

     In April 1997, Millennium entered into a corporate consortium to fund a five-year research program in functional genomics at the Whitehead Institute for Biomedical Research. Dr. Lander is a Research Program Director of Whitehead. In 2000, Millennium paid $2,500,000 to Whitehead in connection with this consortium.

     In September 1998, Millennium formed a strategic alliance with Bayer AG. Pursuant to this strategic alliance, Millennium has exclusively licensed technology in specified disease areas to Bayer and Bayer has agreed to fund research and development activities in these areas. Under the terms of this strategic alliance agreement, in November 1998, Bayer made an equity investment of $96.6 million in exchange for 19,830,640 shares of Millennium common stock. In addition, Bayer paid Millennium $33.4 million as an up-front license fee. Future payments provided for under the strategic alliance agreement include $219 million of ongoing license and research program funding as well as up to $116 million of performance payments, assuming certain milestones are achieved. In addition Bayer has agreed to pay royalties to Millennium on the sale of any products arising from the strategic alliance. In 2000, Millennium realized $52.9 million in revenues associated with research program funding and license and success fees.

     Our former subsidiary, Millennium BioTherapeutics, Inc., made loans to its employees to fund exercises of stock options for shares of its common stock before their vesting dates, subject to certain restrictions. Millennium assumed the loans and MBio's common stock was converted into Millennium common stock when MBio was merged into Millennium in 1999. In 2000 the largest principal balance amount outstanding under a loan to Mr. Starr was $80,910 at an interest rate of 5.69% per year. Mr. Starr has paid this loan in full. In 2000 the largest principal balance amount outstanding under a loan to Mr. Maraganore, our Senior Vice President, Strategic Product Development, was $269,398.82 at an interest rate of 5.60% per year. The current-principal balance of Mr. Maraganore's loan is $76,394.

     In January 2001, we made a loan of $250,000 to Paul R. Hamelin, our Senior Vice President, Commercial Operations, for the purchase of a home in the area. The loan bears interest at a rate of 5.87% per year. Under the terms of his September 29, 2000 employment agreement, Millennium will forgive one-fourth of the loan on December 1, 2001, the one year anniversary of the date of his employment with Millennium, and will forgive one forty-eighth of the loan at the end of each full month after that date, if Mr. Hamelin remains employed by Millennium.

--------------------------------------------------------------------------------

STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

     Millennium's common stock has been listed for trading on the Nasdaq National Market under the symbol MLNM since May 6, 1996.

     The following graph compares the performance of Millennium common stock with the performance of the Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Pharmaceuticals Index. The graph covers the period beginning on the date of Millennium's initial public offering, May 6, 1996 through December 31, 2000.

     The graph assumes the investment of $100 on May 6, 1996 in Millennium's common stock (at the initial public offering price) and each of the indices listed above, and assumes dividends are reinvested. Measurement points are on May 6, 1996 and the last trading days of the years ended December 31, 1996, December 31, 1997, December 31, 1998, December 31, 1999 and December 31, 2000.

                                  [LINE GRAPH]

                                                       MILLENNIUM              NASDAQ STOCK MARKET       NASDAQ PHARMACEUTICALS
                                                  PHARMACEUTICALS, INC.              (U.S.)                       INDEX
                                                  ---------------------        -------------------       ----------------------
5/6/96                                                    100.00                     100.00                      100.00
12/31/96                                                  144.79                     108.86                       93.98
12/31/97                                                  158.33                     133.33                       97.12
12/31/98                                                  215.63                     188.03                      123.63
12/31/99                                                 1016.67                     349.42                      232.37
12/31/00                                                 2062.50                     210.24                      289.03

--------------------------------------------------------------------------------

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     The Compensation Committee currently comprises three non-employee directors, as that qualification is defined in Rule 16b-3 under the Securities Exchange Act of 1934, and operates under a written Charter. The Committee's primary function is to act on behalf of the Board of Directors with respect to general compensation and benefit practices of the Company. In particular, the
Committee:

     - reviews and approves compensation policy and philosophy for the Company;

     - sets the annual salary and other elements of total compensation of the Chief Executive Officer, subject to approval by the full Board of Directors, and annually reviews the total compensation of all other executive officers;

     - approves and recommends to the full Board of Directors the adoption of, and suggested changes to: (a) any equity incentive plans; (b) any qualified or non-qualified employee pension, profit-sharing or retirement plans; and (c) any employee incentive compensation plans;

     - administers the Company's equity incentive plans and the issuance of awards pursuant to those plans, including the approval of all equity grants to executive officers;

     - administers the Company's success sharing bonus program and determines overall funding and specific awards under the plan for executive officers;

     - examines on a periodic basis the total compensation structure (both short-term and long-term) of the Company to determine that the Company is properly rewarding its personnel; and

     - conducts an annual review of the Chief Executive Officer's performance based on objective and subjective criteria, such as performance of the business, accomplishment of long-term strategic objectives, management development, and similar criteria.

GENERAL COMPENSATION PHILOSOPHY

     The Company's executive compensation philosophy is based on the principles of competitive and fair compensation consistent with performance. The executive compensation program is designed to motivate and reward executive officers by aligning a substantial portion of their compensation with the achievement of priority strategic business goals as well as individual performance objectives.

     COMPETITIVE AND FAIR COMPENSATION

     To ensure that compensation is competitive, the Committee compares the Company's compensation practices with those of other companies in the biotechnology and pharmaceutical industries with whom the Company competes for executive talent. The Company's total compensation guidelines are set based on this review. Our compensation target is to pay executive officers at the 65th percentile of the range of annual compensation paid for comparable positions by these companies. Based on available public data, we believe that the 2000 compensation for the Company's executive officers is generally close to this target level. To ensure fairness, the Company also strives to achieve equitable pay relationships between individual officers and between different organization levels within the Company, including the executive officers.

    REWARDS FOR PERFORMANCE

     Each year, the Committee evaluates the Company's performance by reviewing the extent to which strategic scientific and business goals are met, including such factors as the development of the Company's drug discovery and development pipeline, successful performance under the Company's strategic alliances with research and development collaborators, continued enhancement of the Company's technology platform, formation of new strategic alliances, and achieving organizational and financial objectives. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

     The Compensation Committee generally follows the following process to evaluate each executive officer's performance:

     - Company and individual goals and objectives are set at the beginning of the year.

     - At the end of the year, the accomplishment of the executive's goals and objectives and his or her contributions to the Company are evaluated.

     - The executive's performance is then compared with peers within the Company and the results are communicated to the executive.

     - The comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine compensation opportunities for the following year.

KEY ELEMENTS OF COMPENSATION

     The elements of the Company's executive compensation program are base salary, annual bonus and stock option programs.

     SALARY. Base salary levels are designed to recognize an individual's ongoing contribution, to be commensurate with an individual's experience and organization level and to be competitive with market benchmarks. Increases in annual salaries are based on demonstrated levels of competency in skill, effectiveness, and leadership, by comparing how an individual has performed essential job requirements against what was envisioned with the job. General market competitiveness is also considered when recommending salary adjustments. The Committee does not use a specific formula based on these criteria, but instead makes an evaluation of each executive officer's contributions in light of all such criteria. For 2000, salaries of executive officers were generally not increased, except for certain promotion-related compensation adjustments, because the Company added the success sharing bonus program described below.

     SUCCESS SHARING BONUS PROGRAM. Beginning with 2000, the Company's executive officers, along with all other employees, were eligible to participate in the success sharing bonus program. The success sharing bonus program is designed to promote the achievement of priority strategic scientific and business goals while fostering teamwork. At the beginning of the year, the Company establishes priority scientific and business goals and sets a target level of funding for the success sharing bonus program. At the end of the year, the level of funding for the program is based on the Committee's and the full Board's evaluation of the Company's achievement of these priority goals. All employees have a defined range of bonus opportunity (expressed as a percentage of base salary) based on the level of funding for the program. The amount of the actual bonus awarded is based on an assessment of the individual's achievement of priority goals for himself or herself and his or her department or group that were also established at the beginning of the year. For 2000, the success sharing bonus program was funded at a level close to the target level of funding established at the beginning of the year, based on the Board's assessment of the Company's achievements in 2000. However, at the request of the executive officers themselves, the Committee did not award bonuses to executive officers for 2000. The Committee believes that the goals of the executive compensation program were achieved in 2000 through the other elements of compensation.

     STOCK OPTION PROGRAM. Substantially all employees are eligible to participate in the Company's stock option program. Our stock option program is designed to directly align the long-term interests of the Company's employees and its shareholders, and to assist in the retention of employees by providing a meaningful ownership stake in the Company. For executive officers, the size of option grants is generally intended to reflect the individual's position with the Company, the degree to which his or her contributions impacted the results of the Company in the past year, and the importance of his or her critical skills for the Company's future success. The Company's stock option program generally uses a four-year vesting period and a ten-year exercise period to encourage key employees to continue their employment with the Company. The exercise price for all stock options granted to executive officers in 2000 equaled the market value of the underlying shares on the dates of grant. Therefore, ultimately the stock options have value only if the value of the underlying shares increases. During 2000, all current executive officers received options to purchase an aggregate of 1,883,201 shares of the Company's common stock, at a weighted average exercise price of $42.11 per share.

     Executive officers are also eligible to participate in the Company's 1996 Employee Stock Purchase Plan. The Purchase Plan is available to virtually all employees of the Company and generally permits participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

TAX POLICY

     Section 162(m) of the Internal Revenue Code generally disallows the deductibility of compensation paid to the Company's Chief Executive Officer and four other most highly compensated individuals to the extent it exceeds $1 million per executive. The law exempts compensation paid under plans that relate compensation to performance (for example, the Company's 2000 Stock Incentive Plan, which was approved by the Company's shareholders at the 2000 Annual Meeting). However, the Committee believes that it is appropriate to retain discretion in determining executive compensation and will reserve the right to exercise this discretion in determining compensation in excess of the limit when such payment is deemed appropriate. The Compensation Committee will continue to monitor the requirements of the Internal Revenue Code to determine what actions, if any, should be taken with respect to Section 162(m) relative the Company's executive compensation programs.

MR. LEVIN'S 2000 COMPENSATION

     Mr. Levin is eligible to participate in the same executive compensation plans available to the other executive officers of the Company. In determining Mr. Levin's 2000 compensation, including whether to grant stock options to him, the Committee considered Mr. Levin's overall compensation package relative to that of other chief executives in the biotechnology and pharmaceuticals industries, past option grants, and the effectiveness of Mr. Levin's leadership of the Company and the resulting success of the Company in the attainment of its priority strategic scientific and business goals.

     Mr. Levin's salary for 2000 was unchanged from 1999 because the Company added the success sharing bonus program described above. Mr. Levin was eligible for participation in the success sharing bonus program for 2000, but he did not accept a bonus award for the reasons described above. In March 2000, Mr. Levin was granted a stock option to purchase 400,000 shares of the Company's common stock at an exercise price of $44.00 per share (the closing price of a share of the Company's common stock on the Nasdaq National Market on the date of grant) based on the services he performed during 1999 and with a view to his expected future contributions to the Company's success.

     The Committee believes that Mr. Levin's 2000 compensation was competitive, fair, consistent with our results in 2000 and reflective of the Company's executive compensation philosophy.

                                        BY THE COMPENSATION COMMITTEE

                                        A. Grant Heidrich, III, Chairman
                                        Eugene Cordes
                                        Norman C. Selby

--------------------------------------------------------------------------------

AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

     The Audit Committee's primary function is to assist the Board in monitoring the integrity of the Company's financial statements, systems of internal control and the audit process. The Committee is currently composed of three of the Company's outside directors. The Board of Directors and the Committee believe that the Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. that governs audit committee composition, including the requirements that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(14) and be able to read and understand fundamental financial statements, and that at least one audit committee member be financially sophisticated. The Committee operates under a written Charter adopted by the Board of Directors that reflects standards contained in the NASD rules. A complete copy of the Charter is attached to this Proxy Statement as Appendix A.

     We have reviewed and discussed with management and the independent auditors the Company's audited financial statements as of and for the year ended December 31, 2000.

     In general, Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, requires the independent auditors to provide the Committee with additional information regarding the scope and results of the audit, including:

     - the independent auditors' responsibilities under generally accepted auditing standards;

     - the independent auditors' judgments about the quality of the Company's accounting principles;

     - the adoption of, or a change in, accounting policies;

     - sensitive accounting estimates;

     - accounting for significant unusual transactions and for controversial or emerging areas;

     - significant audit adjustments;

     - unadjusted audit differences considered to be immaterial;

     - other information in documents containing audited financial statements;

     - total fees for management consulting services and types of services rendered;

     - disagreements with management on financial accounting and reporting matters;

     - major issues discussed with management prior to retention;

     - consultation with other accountants;

     - difficulties encountered in performing the audit; and

     - material errors, fraud and illegal acts.

We have discussed with the independent auditors the matters required to be discussed by this Statement.

     In general, Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, requires the independent auditors to communicate, at least annually, with the Committee regarding all relationships between the independent auditors and the

Company that, in the professional judgment of the independent auditors, may reasonably be thought to bear on their independence. We have received and reviewed the written disclosures and the letter from the independent auditors required by this Standard, and we have discussed with the independent auditors the independent auditors' independence. When considering the auditors' independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence and discussed with the auditors any relationships that may impact their objectivity and independence. We also reviewed, among other things, the amount of fees paid to the auditors for audit and non-audit services in 2000. Information about the auditors' fees for 2000 is listed below in this proxy statement under Independent Auditors. Based on these discussions and considerations, we are satisfied as to the auditors' independence.

     Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. We have also recommended to the Board of Directors that Ernst & Young LLP be selected as the Company's independent auditors for the fiscal year ending December 31, 2001.

                                        BY THE AUDIT COMMITTEE

                                        Norman C. Selby, Chairman
                                        Eugene Cordes
                                        Edward D. Miller, Jr.

--------------------------------------------------------------------------------

                              INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

     The Board of Directors, as recommended by the Audit Committee, has selected the firm of Ernst & Young LLP as Millennium's independent auditors for 2001. Ernst & Young LLP has served as our independent auditors since Millennium's inception.

     Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     The following table shows the aggregate fees billed to Millennium for the fiscal year ended December 31, 2000 by Ernst & Young LLP.

    -    AUDIT FEES:                                $281,500(a)
    -    AUDIT RELATED FEES:                         310,300(b)
    -    FINANCIAL INFORMATION SYSTEMS
         DESIGN AND IMPLEMENTATION FEES:                  --
    -    ALL OTHER FEES:                             498,000(c)

---------------
(a) Includes fees for the audit of our financial statements for 2000, as well as fees for limited scope and quarterly reviews.

(b) Includes fees for employee benefit plan audits, business acquisitions, accounting consultations and SEC registration statements.

(c) Includes fees for tax consulting and other non-audit services.

--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

     All costs of solicitation of proxies will be paid by Millennium. In addition to solicitations by mail, Millennium's directors, officers and employees, without additional pay, may solicit proxies by telephone, or personal meetings. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, Millennium will reimburse them for their out-of-pocket expenses in this regard.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     PROPOSALS TO BE INCLUDED IN THE PROXY STATEMENT. Under SEC rules, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2002 Annual Meeting of Stockholders, the proposal must be received by us, attention: Mr. John B. Douglas III, Secretary, at our principal executive offices by November 23, 2001.

     OTHER PROPOSALS (NOT TO BE INCLUDED IN THE PROXY STATEMENT). Under our By-laws, as permitted by the SEC, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business must be submitted in writing to our Secretary at our principal executive offices. We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2002 Annual Meeting:

     - no later than 60 days before the 2002 Annual Meeting; and

     - no earlier than 90 days before the 2002 Annual Meeting.

However, if less than 70 days' notice or prior public disclosure of the date of the 2002 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which the notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting, the proxies designated by the Board of Directors will have discretionary authority to vote on the proposal.

                                        By Order of the Board of Directors

                                        JOHN B. DOUGLAS III
                                        Secretary

March 26, 2001

                                                                      APPENDIX A

                        MILLENNIUM PHARMACEUTICALS, INC.

                            AUDIT COMMITTEE CHARTER

     The Audit Committee is a standing committee of the Board of Directors. Its primary function is to assist the Board in monitoring the integrity of the financial statements of the Company, the Company's systems of internal control, and the audit process. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgement. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its independent auditor.

     The Audit Committee shall be appointed by the Board of Directors and shall have at least three members, all of whom must be independent Directors and able to read and understand financial statements (or willing to become able to read and understand financial statements within a reasonable period of time after his or her appointment). At least one member of the Audit Committee must have had past employment experience in finance or accounting, requisite professional certification in accounting, or other appropriate experience or background which results in the individual having accounting or financial expertise.

     The Audit Committee shall meet at least two times during each calendar year and shall review and reassess the adequacy of this charter at least annually (and recommend any changes to the Board of Directors for approval).

     In meeting its responsibilities, the Audit Committee:

      1. Makes recommendations to the Board of Directors regarding the engagement and (where appropriate) replacement of the independent auditor, evaluates together with the Board of Directors the performance of the independent auditor, reviews the arrangements for and scope of the independent audit and the fees proposed for such audit, and reviews periodically the scope and fees for additional non-audit services provided by the Company's independent auditor. The independent auditor is selected (and where appropriate replaced) by the Audit Committee and the Board of Directors and is accountable to such groups.

      2. Obtains from the independent auditor written affirmations of its independence and a delineation of all relationships between the Company and the independent auditor as required by Independence Standards Board Standard No. 1, engages in dialogues with the independent auditor about any relationships that may impact objectivity and independence and takes, or recommends that the Board of Directors take, appropriate action to oversee the independence of the independent auditor.

      3. Reviews significant risks or exposures and assesses steps management has taken and/or should take to minimize such risks to the Company.

      4. Considers and reviews with the independent auditor the adequacy of the Company's system of internal controls, including computerized information system controls and security, as well as any related significant findings and recommendations of the independent auditor together with management's responses thereto.

      5. Reviews with management and the independent auditor at the completion of the annual audit examinations:

        - the Company's annual financial statements and related footnotes to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including major issues regarding accounting and auditing principles and practices;

        - the independent auditor's audit of the financial statements and its report thereon;

        - the independent auditor's judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements;

        - all subsidiary audits performed;

        - any difficulties or disputes with management encountered during the course of the audit; and

        - other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

      6. Reviews with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings, and discusses the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditor under generally accepted accounting principles. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review and discussion.

      7. Meets at least annually with members of management (including the Chief Financial Officer, Controller and most senior person (if any) responsible for the internal audit activities by the Company) and most senior representatives of the independent auditor, in separate executive sessions, to discuss any matters that the Audit Committee or these individuals believe should be discussed privately with the Audit Committee, including any significant issues or disagreements concerning the Company's accounting practices or financial statements.

      8. Reviews with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

      9. Discusses with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

     10. Considers whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's annual reports on Form 10-K.

     11. Prepares for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of stockholders at which directors are to be elected, the report described in Item 306 of Regulation S-K.

     The Audit Committee may have such other responsibilities and authority as may be determined from time to time by the Board of Directors.

     The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law, or to resolve disagreements, if any, between management and the independent auditor.

Adopted 6/14/00

                                                                     FMLNC-PS-01

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

----------------------------------
 MILLENNIUM PHARMACEUTICALS, INC.
----------------------------------

CONTROL NUMBER:
RECORD DATE SHARES:


A VOTE FOR THE DIRECTOR NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS.

1. Election of Class II Directors, Nominees:
                                                FOR ALL    WITH-     FOR ALL
                                               NOMINEES    HOLD      EXCEPT
   (01) EUGENE CORDES, Ph.D.                      [ ]       [ ]         [ ]
   (02) RAJU S. KUCHERLAPATI, Ph.D.
   (03) ERIC S. LANDER, Ph.D.

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name(s). Your shares will be voted "For" the remaining nominee(s).

ELECTRONIC COPIES OF FUTURE MATERIALS:

Mark box at right if you wish to receive future materials electronically
and indicate e-mail address on the reverse side of this card.               [ ]

Mark box at right if an address change has been noted on the reverse side
of this card.                                                               [ ]

Please be sure to sign and date this Proxy.               Date ____________

Stockholder sign here ___________________ Co-owner sign here ______________




DETACH CARD                                                          DETACH CARD


-----------------
VOTE BY TELEPHONE
-----------------

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone

FOLLOW THESE FOUR EASY STEPS:

--------------------------------------------------------
1. READ THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER
   1-877-PRX-VOTE (1-877-779-8683).
   THERE IS NO CHARGE FOR THIS CALL.

3. ENTER YOUR CONTROL NUMBER LOCATED ON YOUR PROXY CARD.

4. FOLLOW THE RECORDED INSTRUCTIONS.
--------------------------------------------------------

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!



-----------------
VOTE BY INTERNET
-----------------

It's fast, convenient, and your vote is immediately confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:

--------------------------------------------------------
1. READ THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.

2. GO TO THE WEBSITE
   http://www.eproxyvote.com/mlnm

3. ENTER YOUR CONTROL NUMBER LOCATED ON YOUR PROXY CARD.

4. FOLLOW THE INSTRUCTIONS PROVIDED.
--------------------------------------------------------

YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/mlnm anytime!


DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

                        MILLENNIUM PHARMACEUTICALS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 10, 2001

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Mark J. Levin, Steven H. Holtzman and John B. Douglas III or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2001 Annual Meeting of Stockholders of Millennium Pharmaceuticals, Inc. and at any postponements or adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL NUMBER 1.

--------------------------------------------------------------------------------
     PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign this proxy exactly as your name(s) appears(s) hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?               PLEASE INDICATE E-MAIL ADDRESS BELOW

--------------------------------        ---------------------------------------

--------------------------------        PLEASE MARK BOX ON REVERSE SIDE TO
                                        RECEIVE FUTURE MATERIALS ELECTRONICALLY.
--------------------------------



                        MILLENNIUM PHARMACEUTICALS, INC.
Dear Stockholder:

There are issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the box on the proxy card to indicate how your shares will be voted. Also, please check the appropriate box on the proxy card and provide your e-mail address above to receive future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Then sign the card, detach it and return it in the enclosed postage paid envelope or, if you would like to vote by Internet or telephone, follow the instructions for voting on the proxy card.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 10, 2001.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Millennium Pharmaceuticals, Inc.